                                                      Pursuant to Rule 424(B)(3)

                                                      Registration No. 333-75735




                          SUNGARD(R) DATA SYSTEMS INC.


                        SUPPLEMENT DATED AUGUST 4, 1999
                                       TO
                        PROSPECTUS DATED APRIL 16, 1999



This supplement provides new and additional information beyond that contained in the Prospectus and should be retained and read in conjunction with such Prospectus.

Under the caption "SELLING STOCKHOLDERS," the line items regarding Robert Greifeld and Bollinger, Wells, Lett & Co. Inc. are amended and restated as follows:



                                      # of Shares      # of Shares     # of Shares     % of Shares
                                      Owned Before    Being Offered    Owned After     Owned After
    Name of Selling Stockholder       the Offering       For Sale     the Offering    the Offering
----------------------------------    ------------    -------------   ------------    ------------

Robert Greifeld....................     1,755,428       1,666,548        88,880              *

Bollinger, Wells, Lett & Co. Inc...        89,817          89,817             0              *